EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 33-26582), Form S3 (Nos. 333-63381, 333-135602, and 333-200937), Form S8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694, 333-124717, and 333-192198), and Form S-4 (No. 333-201992) of Chesapeake Utilities Corporation of our reports dated February 26, 2016, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
February 26, 2016